EXHIBIT 32.0

WRITTEN CERTIFICATION of
 CHIEF EXECUTIVE OFFICER and CHIEF FINANCIAL OFFICER
 PURSUANT to 18 U.S.C. SECTION 1350

The undersigned, the Chief Executive Officer and the Chief Financial Officer of EFJ, Inc. (the “Company”), each hereby certifies that, to the best of each of their knowledge:

the Company’s Report on Form 10-Q for the quarterly period ending September 30, 2004 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/	Michael E. Jalbert
Michael E. Jalbert
Chief Executive Officer
October 28, 2004

/S/	Massoud Safavi
Massoud Safavi
Chief Financial Officer
October 28, 2004

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350.